As filed with the Securities and Exchange Commission on August 7, 2019

Registration No. 333-232762

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	7812	20-4118216

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8383 Wilshire Blvd., Suite 412

Beverly Hills, CA 90211

(310) 273-4222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andy Heyward

Chief Executive Officer

Genius Brands International, Inc.

8383 Wilshire Blvd., Suite 412

Beverly Hills, CA 90211

(310) 273-4222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. Chrysler Center, 666 Third Avenue New York, NY 10017 Tel: (212) 935-3000	Barry I. Grossman, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

explanatory note

Genius Brands International, Inc. is filing this Amendment No. 2, or “Amendment,” to its registration statement on Form S-1 (File No. 333-232762), or the “Registration Statement,” solely to file Exhibit 1.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement and the exhibit filed herewith. The preliminary prospectus is unchanged and has therefore been omitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, or FINRA, filing fee.

Item	Amount to be paid
SEC registration fee	$697
FINRA filing fee	1,250
Printing and engraving expenses	10,000
Legal fees and expenses	150,000
Accounting fees and expenses	10,000
Underwriter’s expenses	125,000
Miscellaneous fees and expenses	6,053
Total	$304,000

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes provide that:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

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•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Our bylaws provide that our company shall indemnify each director, officer, and employee of our company, (i) against all the expenses (including attorneys’ fees, court costs and expert witness fees), judgments, decrees and fines actually paid in settlement in connection with any action, suit or proceeding, provided that the Board shall first have determined, in its sole judgment, that the person acted in good faith and in a manner that he or she reasonably believed to be in the best interests of the company. Our bylaws also provide that our company may, in its discretion, pay the expenses (including attorneys’ fees) incurred in defending proceeding civil action, suit or proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the bylaws.

Item 15. Recent Sales of Unregistered Securities

On January 27, 2016, the Company issued 20,000 shares of the Company’s common stock as a conversion of 60 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On March 1, 2016, the Company issued 8,334 shares of the Company’s common stock pursuant to the conversion of 25 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On March 12, 2016, the Company issued 10,000 shares of the Company’s common stock valued at $2.40 per share as part of a settlement agreement with an entity that had provided music production services to the Company. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On April 15, 2016, the Company issued 25,000 shares of the Company’s Common Stock pursuant to the conversion of 75 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On April 25, 2016, the Company issued 16,667 shares of the Company’s Common Stock pursuant to the conversion of 50 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

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On May 4, 2016, we issued to our Chief Executive Officer, Andrew Heyward, 79,561 shares of common stock valued at $5.16 per share, the day’s closing stock price, in satisfaction of short term cash advances totaling $410,535. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On May 5, 2016, the Company issued 41,667 shares of the Company’s Common Stock pursuant to the conversion of 125 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On June 1, 2016, the Company issued 16,667 shares of common stock for the exercise of 16,667 warrants each with an exercise price of $3.30 for total cash proceeds of $55,000. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On June 17, 2016, the Company issued 8,334 shares of common stock for the exercise of 8,334 warrants each with an exercise price of $3.30 for total cash proceeds of $27,500. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On July 5, 2016, the Company issued 5,000 shares of common stock for the exercise of 5,000 warrants each with an exercise price of $3.30 for total cash proceeds of $16,500. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On July 19, 2016, the Company issued 2,500 shares of common stock valued at $6.00 per share, the day’s closing stock price, to a vendor for services rendered. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On July 22, 2016, the Company issued 3,334 shares of common stock for the exercise of 3,334 warrants each with an exercise price of $3.30 for total cash proceeds of $11,000. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On December 19, 2016, the Company issued 20,000 shares of the Company’s Common Stock pursuant to the conversion of 60 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On January 10, 2017, the Company entered into an amendment of its home entertainment distribution agreement with Sony Pictures Home Entertainment Inc. (“SPHE”) pursuant to which, among other things, SPHE agreed to pay $1,489,583 which was owed and payable by the Company to SPHE’s sister company Sony DADC US Inc. for certain disk manufacturing and replication services. In connection with such transaction, the Company issued SPHE 301,231 shares of its Common Stock at $4.945 per share, SPHE’s exclusive territory for exercising its home entertainment distribution rights under the Distribution Agreement was extended from the United States and Canada to worldwide, and the amount of advances subject to recoupment by SPHE out of royalty payments that would otherwise be due to the Company under the Distribution Agreement was increased by the amount of the payment to Sony DADC US Inc. In connection with the above issuance of our shares, the Company entered into a subscription agreement with SPHE, effective as of January 17, 2017.

On January 13, 2017, the Company issued 20,000 shares of the Company’s Common Stock pursuant to the conversion of 60 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On January 17, 2017, the Company issued 10,112 shares of our Common Stock valued at $4.945 per share to a consultant for services rendered. The securities referenced above were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

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On January 23, 2017, the Company issued 80,000 shares of the Company’s Common Stock pursuant to the conversion of 240 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On February 9, 2017, the Company entered into a private transaction pursuant to a Warrant Exercise Agreement (the “Agreement”) with certain holders of the Company’s existing warrants (the “Original Warrants”). The Original Warrants were originally issued on November 3, 2015, to purchase an aggregate of 1,443,334 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $3.30 per share and were to expire on November 3, 2020. Pursuant to the Agreement, the holders of the Original Warrants exercised their Original Warrants in full and the Company issued to each such holder new warrants, with the new warrants being identical to the Original Warrants except that the termination date of such new warrants is February 10, 2022 (the “Reload Warrants”). In addition, the Company also issued to the holders another new warrant, identical to the Original Warrant except that the exercise price of such warrant is $5.30, such warrant became exercisable on August 10, 2017 (the “Market Price Warrants” and together with the Reload Warrants, the “New Warrants”). The New Warrants were not registered under the Securities Act or state securities laws. The New Warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act.

On February 9, 2017, the Company issued 50,000 shares of the Company’s Common Stock pursuant to the conversion of 150 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On March 14, 2017, the Company issued 8,410 shares of Common Stock valued at $5.95 per share to a consultant for services rendered. The securities referenced above were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On April 13, 2017, the Company issued 35,000 shares of the Company’s Common Stock pursuant to the conversion of 105 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On April 26, 2017, the Company issued 70,000 shares of the Company’s Common Stock pursuant to the conversion of 210 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On April 28, 2017, the Company issued 70,000 shares of the Company’s Common Stock pursuant to the conversion of 210 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On May 9, 2017, the Company issued 70,000 shares of the Company’s Common Stock pursuant to the conversion of 210 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On August 1, 2017, the Company issued 35,000 shares of the Company’s Common Stock pursuant to the conversion of 105 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On August 1, 2017, the Company issued 6,012 shares of Common Stock valued at $4.99 per share to a consultant for services rendered. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On October 3, 2017, the Company issued warrants to purchase 1,647,691 shares of Common Stock. The issuance and sale of these warrants were exempt from registration pursuant to Section 4(a)(2) of the Securities Act. They are being registered for resale by the selling security holders pursuant to this Registration Statement.

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On November 1, 2017, the Company issued 25,000 shares of the Company’s Common Stock pursuant to the conversion of 75 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On January 8, 2018, the Company entered into a Securities Purchase Agreement with certain accredited investors pursuant to which the Company sold approximately $1,800,000 of common stock and warrants to such investors (the “January 2018 Private Placement”). The Company issued and sold warrants to purchase 592,000 shares of Common Stock at an exercise price of $3.00 per share. In addition, the Company issued to Chardan Capital Markets, LLC, as placement agent, warrants to purchase 93,000 shares of common stock at an exercise price of $3.00 per share. The January 2018 Private Placement is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act and Regulation D under the Securities Act.

On August 17, 2018, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors, pursuant to which the Company issued and sold (the “August 2018 Offering”) (i) an aggregate principal amount of $4.50 million in Secured Convertible Notes (the “Convertible Notes”), convertible into shares of common stock of the Company, par value $0.001 per share, at a conversion price of $2.50 per share and (ii) warrants to purchase 1,800,000 shares of common stock at an exercise price of $3.00 per share. The Convertible Notes, Warrants and the shares of common stock issuable upon conversion and exercise of the Convertible Notes and Warrants were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

In exchange for freelance animation services, the Company issued a total of 643,302 shares of common stock to a vendor in the following three installments, with the shares valued at the closing price of each issuance date: (i) 277,508 shares of common stock, valued at $2.81 per share, on May 7, 2018; (ii) 180,683 shares of common stock, valued at $2.64 per share, on August 13, 2018; (iii) 141,014 shares of common stock, valued at $2.17 per share, on September 18, 2018; and (iv) 44,097 shares of common stock, valued at $2.27, on November 1, 2018. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On October 17, 2018, the Company issued 58,614 shares of the Company’s common stock valued at $2.45 per share to various providers for investor relations services. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On November 15, 2018, the Company issued 23,148 shares of the Company’s common stock valued at $2.16 per share for investor relations services. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On December 31, 2018, the Company issued 60,000 shares of the Company’s common stock valued at $2.16 per as part of a mediation settlement representing participation amounts due. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On January 4, 2019, the Company issued 17,200 shares of the Company’s common stock valued at $2.44 per share for investor relations services. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On January 17, 2019, the Company issued 11,765 shares of the Company’s common stock valued at $2.55 per share for investor relations services. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On February 14, 2019, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single existing institutional investor named therein (the “Investor”), pursuant to which we agreed to issue and sell, in a registered direct offering directly to the Investor (the “Registered Offering”), an aggregate of 945,894 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company and warrants to purchase up to an aggregate of 945,894 shares of common stock (the “Registered Warrants”) at a purchase price of $2.12 per Share of common stock and accompanying Registered Warrant. Each Registered Warrant will be immediately exercisable on the date of its issuance at an exercise price of $2.12 per share and will expire one (1) year from the date of issuance. In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), we agreed to issue to the Investor who participated in the Registered Offering warrants (the “Private Warrants” and collectively with the Registered Warrants, the “Warrants”) exercisable for one share of common stock for each Share purchased in the Registered Offering for an aggregate of 945,894 shares of common stock at an exercise price of $2.21 per share. Each Private Warrant will be exercisable commencing six months and one day from the date of issuance and will expire five (5) years from the date it becomes exercisable. In addition, we issued warrants to purchase 1,800,000 shares of common stock (the “Waiver Warrants”) to the holders of the Convertible Notes in consideration for their waiver and consent to consummate the Offerings. The Private Warrants and the Waiver Warrants and the shares of our common stock issuable from time to time upon the exercise of the Private Warrants and the Waiver Warrants were not registered under the Securities Act, were not offered pursuant to a registration statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

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On April 11, 2019, the Company issued 6,012 shares of the Company’s common stock valued at $1.92 per share for advertising consulting services. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On May 2, 2019, the Company issued 10,923 shares of the Company’s common stock valued at $1.95 per share for music production services. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On May 27, 2019, the Company issued 1,087 shares of the Company’s common stock valued at $1.84 per share for animation production services. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On May 28, 2019, the Company issued 25,000 shares of the Company’s common stock valued at $1.84 per share for corporate advisory services. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On July 14, 2019, the Company issued 5,250 shares of the Company’s common stock valued at $1.15 per share to a vendor for consulting services rendered. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On July 16, 2019, the Company issued 25,000 shares of the Company’s common stock valued at $1.13 per share for corporate advisory services. These securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On July 22, 2019, in connection with this offering, the Company entered into an amendment, waiver and consent agreement (the “Amendment”) with certain holders constituting (i) a majority-in-interest of the holders of our 10% Secured Convertible Notes due August 20, 2019 (the “Convertible Notes”), which were issued pursuant to a Securities Purchase Agreement, dated as of August 17, 2018 and as amended on February 14, 2019, by and among the Company and certain accredited investors (the “August 2018 Purchasers”) (the “August 2018 SPA”) and (ii) 51% in interest of the shares of Common Stock issued pursuant to a Securities Purchase Agreement, dated as of January 8, 2018, by and among the Company and certain accredited investors (the “January 2018 SPA”). The August 2018 SPA contains a covenant that restricts us from issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock or common stock equivalents for an effective per share purchase price of common stock of less than $2.50 per share, subject to adjustment. The January 2018 SPA contains a covenant that restricts us from selling or granting any option to purchase, or selling or granting any right to reprice, or otherwise disposing of or issuing (or announcing any offer, sale, grant or any option to purchase or other disposition) any shares of common stock or common stock equivalents for an effective per share purchase price of common stock of less than $3.00 per share, subject to adjustment. Pursuant to the Amendment, such holders have agreed to amend the August 2018 SPA, the January 2018 SPA and the Convertible Notes, waive any applicable rights and remedies under each of the August 2018 SPA and the January 2018 SPA, and consent to this offering in consideration for (i) a reduction in the conversion price of the Convertible Notes from $2.50 per share to an amount equal to $1.515 and (ii) the issuance to the August 2018 Purchasers of new warrants to purchase the same number of shares of Common Stock that were issued to each August 2018 Purchaser pursuant to the August 2018 SPA (for an aggregate of 1,800,000 shares of Common Stock to all August 2018 Purchasers) at an exercise price per share equal to $1.14 and will become exercisable commencing six (6) months and one day from the date of issuance and will expire five (5) years from the date of issuance. The new warrants and the shares of our Common Stock issuable upon exercise of such warrants were offered in reliance on the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 16. Exhibits and financial statement schedules

(a)       Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement
2.1	Agreement and Plan of Reorganization between Genius Brands International, Inc., A Squared Entertainment LLC, A Squared Holdings LLC and A2E Acquisition LLC dated November 15, 2013 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
3.1	Articles of Incorporation of Genius Brands International Inc., as amended (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2011)
3.2	Bylaws of Genius Brands International, Inc., as amended (Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 2, 2018)
4.1	Form of Placement Agent Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2014)
4.2	Form of Warrant (November 2015) (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2015)
4.3	Form of Subordinated Indenture (Incorporated by reference from Registration Statement on Form S-3 filed with the SEC on November 25, 2016)
4.4	Form of Reload Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2017)
4.5	Form of Market Price Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2017)
4.6	Form of Investor Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2017)
4.7	Form of Investor Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2018)
4.8	Form of Secured Convertible Note (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2018)
4.9	Form of Common Stock Purchase Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2018)
4.10	Form of Registered Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2019)
4.11	Form of Private Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2019)
4.12	Form of Waiver Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2019)
4.13	Form of Amendment to Secured Convertible Note (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2019)
4.14	Form of Waiver Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2019)
5.1**	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1†	2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
10.2†	First Amendment to 2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
10.3†	Second Amendment to 2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
10.4†	Form of Stock Option Grant Notice (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
10.5	Form of Registration Rights Agreement between Genius Brands International, Inc. and the Investors signatory thereto (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
10.6	Form of Securities Purchase Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2014)
10.7	Form of Registration Rights Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2014)
10.8†	Genius Brands International, Inc. 2015 Incentive Plan, as amended (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2017)
10.9	Form of Securities Purchase Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2015)

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10.10	Form of Registration Rights Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2015)
10.11	Loan and Security Agreement dated August 5, 2016 between Genius Brands International, Inc. and Llama Productions LLC (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2016)
10.12	Subscription Agreement dated January 17, 2017 between Genius Brands International, Inc. and Sony DADC USA, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 17, 2017)
10.13	Form of Warrant Exercise Agreement dated February 9, 2017 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2017)
10.14	Securities Purchase Agreement dated October 3, 2017 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2017)
10.15	Securities Purchase Agreement dated January 8, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2018)
10.16†	Employment Agreement dated April 18, 2018 between Genius Brands International, Inc. and Robert Denton (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2018)
10.17	Securities Purchase Agreement dated August 17, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2018)
10.18	Registration Rights Agreement dated August 17, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2018)
10.19	Loan and Security Agreement dated September 28, 2018, by and between Llama Productions LLC and Bank Leumi USA (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2018)
10.20	Amendment No. 2 to Loan and Security Agreement, effective as of August 27, 2018, by and between Llama Productions LLC and Bank Leumi USA (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2018)
10.21†	Amended and Restated Employment Agreement dated November 16, 2018 between Genius Brands International, Inc. and Andrew Heyward (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 19, 2018)
10.22†	Employment Agreement dated April 16, 2018 between Genius Brands International, Inc. and Michael Jaffa (Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2019)
10.23	Form of Securities Purchase Agreement dated as of February 14, 2019, by and among Genius Brands International, Inc. and the signatories identified therein (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2019)
10.24	Form of Amendment, Waiver and Consent Agreement dated as of February 14, 2019, by and among Genius Brands International, Inc. and the signatories identified therein (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2019)
10.25	Amendment, Waiver and Consent Agreement, dated as of July 22, 2019, by and among Genius Brands International, Inc. and the signatories identified therein (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2019)
21.1	List of Subsidiaries (Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2019)
23.1**	Consent of Squar Milner LLP, independent registered public accounting firm for the Company
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
24.1**	Power of Attorney
101.1	The following financial information from the Genius Brands International, Inc. Annual Report on Form 10-K for the year ended December 31, 2018 formatted in XBRL; (i) Consolidated Balance Sheets, December 31, 2018 and December 31, 2017; (ii) Consolidated Statements of Operations, Years Ended December 31, 2018 and 2017; (iii) Consolidated Statements of Comprehensive Income (Loss), Years Ended December 31, 2018 and 2017; (iv) Consolidated Statements of Cash Flows, Years Ended December 31, 2018 and 2017; and (v) Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2018 and 2017; and (vi) Notes to Consolidated Financial Statements (incorporated by reference herein to the exhibits to the Company’s 2018 Annual Report on Form 10-K filed April 1, 2019 (File No. 001-37950)).

_________

*	Filed herewith.

**	Previously filed.

†	Management contract or compensatory plan or arrangement.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on August 7, 2019.

GENIUS BRANDS INTERNATIONAL, INC.

By: /s/ Andy Heyward
Andy Heyward
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andy Heyward	Chairman and Chief Executive Officer	August 7, 2019
Andy Heyward	(Principal Executive Officer)

/s/ Robert Denton	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2019
Robert Denton

*	Director	August 7, 2019
Bernard Cahill

*	Director	August 7, 2019
Joseph “Gray” Davis

*	Director	August 7, 2019
P. Clark Hallren

*	Director	August 7, 2019
Anthony Thomopoulos

*	Director	August 7, 2019
Margaret Loesch

*	Director	August 7, 2019
Lynne Segall

*	Director	August 7, 2019
Michael Klein

*By:	/s/ Robert Denton
Robert Denton
Attorney-in-fact

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